Exhibit 99.1

Press Release For immediate release Greg Seals, Investor Relations 404-439-3323

Invesco Mortgage Capital Inc. Reports Second Quarter 2023 Financial Results
Atlanta - August 3, 2023 -- Invesco Mortgage Capital Inc. (NYSE: IVR) (the “Company”) today announced financial results for the quarter ended June 30, 2023.
•Net loss per common share of $0.03 compared to net income of $0.39 in Q1 2023
•Earnings available for distribution per common share(1) of $1.45 compared to $1.50 in Q1 2023
•Common stock dividend of $0.40 per common share, unchanged from Q1 2023
•Book value per common share(2) of $11.98 compared to $12.61 as of March 31, 2023
•Economic return(3) of (1.8)% compared to 1.7% in Q1 2023

Update from John Anzalone, Chief Executive Officer
“Agency RMBS performance improved during the second quarter as investor appetite for risk assets increased given greater confidence that the U.S. economy may avoid a recession. Lower coupon valuations rebounded from poor performance in the first quarter as concerns regarding regional banking stability dissipated, while higher coupon valuations benefited to a lesser extent from the modest decline in interest rate volatility. However, higher interest rates and a faster than expected pace of sales from the FDIC negatively impacted our book value, due in part to a decline in premiums on our specified pool investments. Against this backdrop, our book value per common share ended the quarter at $11.98, representing a decline of 5.0% from March 31st, and when combined with our $0.40 common dividend produced an economic return of (1.8)% for the quarter.
“Earnings available for distribution (“EAD”) for the second quarter remained strong at $1.45 per common share. EAD is well supported and is expected to continue to benefit from our hedging strategy, as borrowing costs are hedged by low-cost, pay-fixed swaps with a weighted average maturity of over seven years.
“Our debt-to-equity ratio ended the second quarter at 5.9x, up marginally from 5.8x as of March 31st. As of the end of the quarter, substantially all of our $5.5 billion investment portfolio was invested in Agency RMBS, and we maintained a sizeable balance of unrestricted cash and unencumbered investments totaling $492.3 million.
“We believe the conclusion of the Federal Reserve’s tightening cycle will result in a reduction of interest rate volatility and, when combined with compelling valuations and favorable funding conditions, will support an attractive investment environment for Agency RMBS in the second half of 2023.”

(1) Earnings available for distribution (and by calculation, earnings available for distribution per common share) is a non-Generally Accepted Accounting Principles (“GAAP”) financial measure. Refer to the section entitled “Non-GAAP Financial Measures” for important disclosures and a reconciliation to the most comparable U.S. GAAP measure.
(2) Book value per common share is calculated as total stockholders' equity less the liquidation preference of the Company's Series B Preferred Stock and Series C Preferred Stock ($112.5 million and $194.3 million as of June 30, 2023, respectively, and $113.4 million and $195.4 million as of March 31, 2023, respectively), divided by total common shares outstanding.
(3) Economic return for the quarter ended June 30, 2023 is defined as the change in book value per common share from March 31, 2023 to June 30, 2023 of ($0.63); plus dividends declared of $0.40 per common share; divided by the March 31, 2023 book value per common share of $12.61. Economic return for the quarter ended March 31, 2023 is defined as the change in book value per common share from December 31, 2022 to March 31, 2023 of ($0.18); plus dividends declared of $0.40 per common share; divided by the December 31, 2022 book value per common share of $12.79.

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Key performance indicators for the quarters ended June 30, 2023 and March 31, 2023 are summarized in the table below.

($ in millions, except share amounts)	Q2 2023	Q1 2023	Variance
Average Balances	(unaudited)	(unaudited)
Average earning assets (at amortized cost)	$5,285.8	$5,245.3	$40.5
Average borrowings	$4,791.7	$4,737.5	$54.2
Average stockholders' equity (1)	$833.5	$847.5	($14.0)

U.S. GAAP Financial Measures
Total interest income	$71.4	$69.3	$2.1
Total interest expense	$59.0	$49.7	$9.3
Net interest income	$12.4	$19.6	($7.2)
Total expenses	$5.1	$5.1	$0.0
Net income (loss) attributable to common stockholders	($1.4)	$15.6	($17.0)

Average earning asset yields	5.41%	5.28%	0.13%
Average cost of funds	4.93%	4.20%	0.73%
Average net interest rate margin	0.48%	1.08%	(0.60)%

Period-end weighted average asset yields (2)	5.24%	5.24%	0.00%
Period-end weighted average cost of funds	5.21%	4.91%	0.30%
Period-end weighted average net interest rate margin	0.03%	0.33%	(0.30)%

Book value per common share (3)	$11.98	$12.61	($0.63)
Earnings (loss) per common share (basic)	($0.03)	$0.39	($0.42)
Earnings (loss) per common share (diluted)	($0.03)	$0.39	($0.42)
Debt-to-equity ratio	5.9	x	5.8	x	0.1	x

Non-GAAP Financial Measures (4)
Earnings available for distribution	$61.5	$59.3	$2.2
Effective interest expense	($1.2)	($0.2)	($1.0)
Effective net interest income	$72.6	$69.5	$3.1

Effective cost of funds	(0.10)%	(0.02)%	(0.08)%
Effective interest rate margin	5.51%	5.30%	0.21%

Earnings available for distribution per common share	$1.45	$1.50	($0.05)
Economic debt-to-equity ratio	5.9	x	5.8	x	0.1x
(1) Average stockholders' equity is calculated based on the weighted month-end balance of total stockholders' equity excluding equity attributable to preferred stockholders.
(2) Period-end weighted average asset yields are based on amortized cost as of period-end and incorporate future prepayment and loss assumptions when appropriate.
(3) Book value per common share is calculated as total stockholders' equity less the liquidation preference of the Company's Series B Preferred Stock and Series C Preferred Stock ($112.5 million and $194.3 million as of June 30, 2023, respectively, and $113.4 million and $195.4 million as of March 31, 2023, respectively), divided by total common shares outstanding.
(4) Earnings available for distribution (and by calculation, earnings available for distribution per common share), effective interest expense (and by calculation, effective cost of funds), effective net interest income (and by calculation, effective interest rate margin), and economic debt-to-equity ratio are non-GAAP financial measures. Refer to the section entitled “Non-GAAP Financial Measures” for important disclosures and a reconciliation to the most comparable U.S. GAAP measures of net income (loss) attributable to common stockholders (and by calculation, basic earnings (loss) per common share), total interest expense (and by calculation, cost of funds), net interest income (and by calculation, net interest rate margin) and debt-to-equity ratio.

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Financial Summary
Net loss attributable to common stockholders for the second quarter of 2023 was $1.4 million compared to net income attributable to common stockholders of $15.6 million for the first quarter of 2023. The change in net income (loss) attributable to common stockholders was primarily driven by a $99.7 million net loss on investments in the second quarter compared to a $52.0 million net gain on investments in the first quarter and $12.4 million of net interest income in the second quarter compared to $19.6 million in the first quarter, which was partially offset by a $96.6 million net gain on derivatives in the second quarter compared to a $44.9 million net loss on derivatives in the first quarter.
Earnings available for distribution increased to $61.5 million for the second quarter of 2023 compared to $59.3 million for the first quarter of 2023 primarily due to a $3.1 million increase in effective net interest income. The increase in effective net interest income was primarily driven by a $9.0 million increase in contractual net interest income on interest rate swaps that was partially offset by a $7.2 million decrease in net interest income.
Book value per common share decreased 5.0% during the second quarter of 2023 to $11.98 as higher interest rates and elevated interest rate volatility pressured valuations lower on higher coupon Agency RMBS and led to a decline in premiums on the Company's specified pool holdings. Book value is estimated to be between $11.61 and $12.09 per common share as of July 31, 2023.(1)
Total average earning assets and total average borrowings were relatively unchanged in the second quarter of 2023 compared to the first quarter of 2023 with average earning assets increasing $40.5 million to $5.3 billion and average borrowings increasing $54.2 million to $4.8 billion.
Average net interest rate margin decreased 60 basis points to 0.48% in the second quarter of 2023 compared to the first quarter of 2023. Average earning asset yields increased 13 basis points to 5.41% in the second quarter compared to the first quarter primarily due to an increase in net discount accretion on the Company's Agency RMBS given faster prepayment speeds during the quarter. Average cost of funds increased 73 basis points to 4.93% in the second quarter compared to the first quarter reflecting increases in the Federal Funds target interest rate. Effective interest rate margin, which includes the impact of contractual net interest income on the Company’s interest rate swaps and excludes the impact of amortization of net deferred gains on de-designated interest rate swaps, increased by 21 basis points to 5.51% in the second quarter compared to the first quarter.
The Company's debt-to-equity ratio and economic debt-to-equity ratio were 5.9x as of June 30, 2023 compared to 5.8x as of March 31, 2023, reflecting the decline in asset valuations.
Total expenses for the second and first quarter of 2023, consisting of management fees and general and administrative expenses, were approximately $5.1 million. The ratio of annualized total expenses to average stockholders' equity(2) increased to 2.46% in the second quarter from 2.39% in the first quarter primarily due to a lower average stockholders' equity base.
The Company sold 2.9 million shares of common stock for net proceeds of $31.0 million during the second quarter through its at-the-market program.
As previously announced on June 21, 2023, the Company declared a common stock dividend of $0.40 per share paid on July 27, 2023 to its stockholders of record as of July 3, 2023. The Company declared the following dividends on August 2, 2023: a Series B Preferred Stock dividend of $0.4844 per share and a Series C Preferred Stock dividend of $0.46875 per share payable on September 27, 2023 to its stockholders of record on September 5, 2023.

(1) Book value per common share is adjusted to exclude a pro rata portion of the current quarter’s common stock dividend (which for purposes of this calculation is assumed to be the same as the previous quarter) and is calculated as total equity less the liquidation preference of Series B Preferred Stock ($112.1 million) and Series C Preferred Stock ($193.1 million), divided by total common shares outstanding of 44.6 million as of July 31, 2023.
(2) The ratio of annualized total expenses to average stockholders' equity is calculated as the annualized sum of management fees plus general and administrative expenses divided by average stockholders' equity.

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About Invesco Mortgage Capital Inc.
Invesco Mortgage Capital Inc. is a real estate investment trust that primarily focuses on investing in, financing and managing mortgage-backed securities and other mortgage-related assets. Invesco Mortgage Capital Inc. is externally managed and advised by Invesco Advisers, Inc., a registered investment adviser and an indirect wholly-owned subsidiary of Invesco Ltd., a leading independent global investment management firm.

Earnings Call

Members of the investment community and the general public are invited to listen to the Company’s earnings conference call on Friday, August 4, 2023, at 9:00 a.m. ET, by calling one of the following numbers:

North America Toll Free:    888-982-7409
International:        1-212-287-1625
Passcode:         Invesco

An audio replay will be available until 5:00 pm ET on August 18, 2023 by calling:

800-839-1174 (North America) or 1-203-369-3029 (International)

The presentation slides that will be reviewed during the call will be available on the Company’s website at www.invescomortgagecapital.com.

Cautionary Notice Regarding Forward-Looking Statements

This press release, the related presentation and comments made in the associated conference call, may include statements and information that constitute “forward-looking statements” within the meaning of the U.S. securities laws as defined in the Private Securities Litigation Reform Act of 1995, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements include our views on the risk positioning of our portfolio, domestic and global market conditions (including the Agency RMBS and residential and commercial real estate market), the market for our target assets, our financial performance, including our earnings available for distribution, economic return, comprehensive income and changes in our book value, our intention and ability to pay dividends, our ability to continue performance trends, the stability of portfolio yields, interest rates, credit spreads, prepayment trends, financing sources, cost of funds, our leverage and equity allocation. In addition, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements.

Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. There can be no assurance that actual results will not differ materially from our expectations. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks identified under the captions “Risk Factors,” “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K and quarterly reports on Form 10-Q, which are available on the Securities and Exchange Commission’s website at www.sec.gov.

All written or oral forward-looking statements that we make, or that are attributable to us, are expressly qualified by this cautionary notice. We expressly disclaim any obligation to update the information in any public disclosure if any forward-looking statement later turns out to be inaccurate.

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INVESCO MORTGAGE CAPITAL INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended			Six Months Ended
$ in thousands, except share data	June 30, 2023	March 31, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Interest income
Mortgage-backed and other securities	71,428	69,287	43,994	140,715	85,631
Commercial loan	—	—	561	—	1,098
Total interest income	71,428	69,287	44,555	140,715	86,729
Interest expense
Repurchase agreements	59,022	49,726	3,455	108,748	1,351
Total interest expense	59,022	49,726	3,455	108,748	1,351
Net interest income	12,406	19,561	41,100	31,967	85,378

Other income (loss)
Gain (loss) on investments, net	(99,679)	51,956	(324,876)	(47,723)	(829,264)
(Increase) decrease in provision for credit losses	(169)	—	—	(169)	—
Equity in earnings (losses) of unconsolidated ventures	—	2	(352)	2	(281)
Gain (loss) on derivative instruments, net	96,624	(44,895)	181,742	51,729	420,602
Other investment income (loss), net	27	(93)	(11)	(66)	44
Total other income (loss)	(3,197)	6,970	(143,497)	3,773	(408,899)
Expenses
Management fee – related party	3,168	2,979	4,619	6,147	9,893
General and administrative	1,963	2,089	2,519	4,052	4,543
Total expenses	5,131	5,068	7,138	10,199	14,436
Net income (loss)	4,078	21,463	(109,535)	25,541	(337,957)
Dividends to preferred stockholders	(5,840)	(5,862)	(8,100)	(11,702)	(16,494)
Gain on repurchase and retirement of preferred stock	364	—	1,491	364	1,491
Net income (loss) attributable to common stockholders	(1,398)	15,601	(116,144)	14,203	(352,960)
Earnings (loss) per share:
Net income (loss) attributable to common stockholders
Basic	(0.03)	0.39	(3.52)	0.35	(10.70)
Diluted	(0.03)	0.39	(3.52)	0.35	(10.70)

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INVESCO MORTGAGE CAPITAL INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(Unaudited)

	Three Months Ended			Six Months Ended
$ in thousands	June 30, 2023	March 31, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Net income (loss)	4,078	21,463	(109,535)	25,541	(337,957)
Other comprehensive income (loss):
Unrealized gain (loss) on mortgage-backed securities, net	(131)	(476)	(1,825)	(607)	(4,246)
Reclassification of unrealized loss on available-for-sale securities to (increase) decrease in provision for credit losses	169	—	—	169	—
Reclassification of amortization of net deferred (gain) loss on de-designated interest rate swaps to repurchase agreements interest expense	(3,201)	(4,494)	(4,802)	(7,695)	(9,998)
Currency translation adjustments on investment in unconsolidated venture	—	(10)	(93)	(10)	(293)
Reclassification of currency translation loss on investment in unconsolidated venture to other investment income (loss), net	—	123	—	123	—
Total other comprehensive income (loss)	(3,163)	(4,857)	(6,720)	(8,020)	(14,537)
Comprehensive income (loss)	915	16,606	(116,255)	17,521	(352,494)
Dividends to preferred stockholders	(5,840)	(5,862)	(8,100)	(11,702)	(16,494)
Gain on repurchase and retirement of preferred stock	364	—	1,491	364	1,491
Comprehensive income (loss) attributable to common stockholders	(4,561)	10,744	(122,864)	6,183	(367,497)

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INVESCO MORTGAGE CAPITAL INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	As of
$ in thousands, except share amounts	June 30, 2023	December 31, 2022
ASSETS
Mortgage-backed securities, at fair value (including pledged securities of $5,224,675 and $4,439,583, respectively; net of allowance for credit losses of $169 and $0, respectively)	5,507,460	4,791,893
Cash and cash equivalents	209,036	175,535
Restricted cash	124,669	103,246
Due from counterparties	—	1,584
Investment related receivable	23,809	22,744
Derivative assets, at fair value	—	662
Other assets	1,255	1,731
Total assets	5,866,229	5,097,395
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Repurchase agreements	4,959,388	4,234,823
Derivative liabilities, at fair value	2,635	2,079
Dividends payable	17,832	25,162
Accrued interest payable	40,159	20,546
Collateral held payable	—	4,892
Accounts payable and accrued expenses	1,779	1,365
Due to affiliate	3,552	4,453
Total liabilities	5,025,345	4,293,320
Commitments and contingencies (See Note 14) (1)
Stockholders' equity:
Preferred Stock, par value $0.01 per share; 50,000,000 shares authorized:
7.75% Fixed-to-Floating Series B Cumulative Redeemable Preferred Stock: 4,499,846 and 4,537,634 shares issued and outstanding, respectively ($112,496 and $113,441 aggregate liquidation preference, respectively)	108,766	109,679
7.50% Fixed-to-Floating Series C Cumulative Redeemable Preferred Stock: 7,773,774 and 7,816,470 shares issued and outstanding, respectively ($194,344 and $195,412 aggregate liquidation preference, respectively)	187,995	189,028
Common Stock, par value $0.01 per share; 67,000,000 shares authorized; 44,579,863 and 38,710,916 shares issued and outstanding, respectively	445	387
Additional paid in capital	3,968,567	3,901,562
Accumulated other comprehensive income	2,741	10,761
Retained earnings (distributions in excess of earnings)	(3,427,630)	(3,407,342)
Total stockholders’ equity	840,884	804,075
Total liabilities and stockholders' equity	5,866,229	5,097,395
(1)See Note 14 of the Company's condensed consolidated financial statements filed in Item 1 of the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2023.

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Non-GAAP Financial Measures
The table below shows the non-GAAP financial measures the Company uses to analyze its operating results and the most directly comparable U.S. GAAP measures. The Company believes these non-GAAP measures are useful to investors in assessing its performance as discussed further below.

Non-GAAP Financial Measure	Most Directly Comparable U.S. GAAP Measure
Earnings available for distribution (and by calculation, earnings available for distribution per common share)	Net income (loss) attributable to common stockholders (and by calculation, basic earnings (loss) per common share)
Effective interest expense (and by calculation, effective cost of funds)	Total interest expense (and by calculation, cost of funds)
Effective net interest income (and by calculation, effective interest rate margin)	Net interest income (and by calculation, net interest rate margin)
Economic debt-to-equity ratio	Debt-to-equity ratio
The non-GAAP financial measures used by the Company's management should be analyzed in conjunction with U.S. GAAP financial measures and should not be considered substitutes for U.S. GAAP financial measures. In addition, the non-GAAP financial measures may not be comparable to similarly titled non-GAAP financial measures of its peer companies.

Earnings Available for Distribution
The Company's business objective is to provide attractive risk-adjusted returns to its stockholders, primarily through dividends and secondarily through capital appreciation. The Company uses earnings available for distribution as a measure of its investment portfolio’s ability to generate income for distribution to common stockholders and to evaluate its progress toward meeting this objective. The Company calculates earnings available for distribution as U.S. GAAP net income (loss) attributable to common stockholders adjusted for (gain) loss on investments, net; realized (gain) loss on derivative instruments, net; unrealized (gain) loss on derivative instruments, net; TBA dollar roll income; gain on repurchase and retirement of preferred stock; foreign currency gains (losses), net and amortization of net deferred (gain) loss on de-designated interest rate swaps.
By excluding the gains and losses discussed above, the Company believes the presentation of earnings available for distribution provides a consistent measure of operating performance that investors can use to evaluate its results over multiple reporting periods and, to a certain extent, compare to its peer companies. However, because not all of the Company's peer companies use identical operating performance measures, the Company's presentation of earnings available for distribution may not be comparable to other similarly titled measures used by its peer companies. The Company excludes the impact of gains and losses when calculating earnings available for distribution because (i) when analyzed in conjunction with its U.S. GAAP results, earnings available for distribution provides additional detail of its investment portfolio’s earnings capacity and (ii) gains and losses are not accounted for consistently under U.S. GAAP. Under U.S. GAAP, certain gains and losses are reflected in net income whereas other gains and losses are reflected in other comprehensive income. For example, a portion of the Company's mortgage-backed securities are classified as available-for-sale securities, and changes in the valuation of these securities are recorded in other comprehensive income on its condensed consolidated balance sheets. The Company elected the fair value option for its mortgage-backed securities purchased on or after September 1, 2016, and changes in the valuation of these securities are recorded in other income (loss) in the condensed consolidated statements of operations. In addition, certain gains and losses represent one-time events. The Company may add and has added additional reconciling items to its earnings available for distribution calculation as appropriate.
To maintain qualification as a REIT, U.S. federal income tax law generally requires that the Company distribute at least 90% of its REIT taxable income annually, determined without regard to the deduction for dividends paid and excluding net capital gains. The Company has historically distributed at least 100% of its REIT taxable income. Because the Company views earnings available for distribution as a consistent measure of its investment portfolio's ability to generate income for distribution to common stockholders, earnings available for distribution is one metric, but not the exclusive metric, that the Company's board of directors uses to determine the amount, if any, and the payment date of dividends on common stock. However, earnings available for distribution should not be considered as an indication of the Company's taxable income, a guaranty of its ability to pay dividends or as a proxy for the amount of dividends it may pay, as earnings available for distribution excludes certain items that impact its cash needs.

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Earnings available for distribution is an incomplete measure of the Company's financial performance and there are other factors that impact the achievement of the Company's business objective. The Company cautions that earnings available for distribution should not be considered as an alternative to net income (determined in accordance with U.S. GAAP) or as an indication of the Company's cash flow from operating activities (determined in accordance with U.S. GAAP), a measure of the Company's liquidity or as an indication of amounts available to fund its cash needs.
The table below provides a reconciliation of U.S. GAAP net income (loss) attributable to common stockholders to earnings available for distribution for the following periods:

	Three Months Ended			Six Months Ended
$ in thousands, except per share data	June 30, 2023	March 31, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Net income (loss) attributable to common stockholders	(1,398)	15,601	(116,144)	14,203	(352,960)
Adjustments:
(Gain) loss on investments, net	99,679	(51,956)	324,876	47,723	829,264
Realized (gain) loss on derivative instruments, net (1)	(26,946)	91,900	(141,232)	64,954	(424,661)
Unrealized (gain) loss on derivative instruments, net (1)	(6,241)	7,459	(26,944)	1,218	18,909
TBA dollar roll income (2)	—	697	11,855	697	25,256
Gain on repurchase and retirement of preferred stock	(364)	—	(1,491)	(364)	(1,491)
Foreign currency (gains) losses, net (3)	(27)	93	11	66	(44)
Amortization of net deferred (gain) loss on de-designated interest rate swaps (4)	(3,201)	(4,494)	(4,802)	(7,695)	(9,998)
Subtotal	62,900	43,699	162,273	106,599	437,235
Earnings available for distribution	61,502	59,300	46,129	120,802	84,275
Basic income (loss) per common share	(0.03)	0.39	(3.52)	0.35	(10.70)
Earnings available for distribution per common share (5)	1.45	1.50	1.40	2.95	2.55

(1)    U.S. GAAP gain (loss) on derivative instruments, net on the condensed consolidated statements of operations includes the following components:

	Three Months Ended			Six Months Ended
$ in thousands	June 30, 2023	March 31, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Realized gain (loss) on derivative instruments, net	26,946	(91,900)	141,232	(64,954)	424,661
Unrealized gain (loss) on derivative instruments, net	6,241	(7,459)	26,944	(1,218)	(18,909)
Contractual net interest income (expense) on interest rate swaps	63,437	54,464	13,566	117,901	14,850
Gain (loss) on derivative instruments, net	96,624	(44,895)	181,742	51,729	420,602

(2)    A TBA dollar roll is a series of derivative transactions where TBAs with the same specified issuer, term and coupon but different settlement dates are simultaneously bought and sold. The TBA settling in the later month typically prices at a discount to the TBA settling in the earlier month. TBA dollar roll income represents the price differential between the TBA price for current month settlement versus the TBA price for forward month settlement. The Company includes TBA dollar roll income in earnings available for distribution because it is the economic equivalent of interest income on the underlying Agency RMBS, less an implied financing cost, over the forward settlement period. TBA dollar roll income is a component of gain (loss) on derivative instruments, net on the Company's condensed consolidated statements of operations.

(3)     Foreign currency gains (losses), net includes foreign currency transaction gains and losses and the reclassification of currency translation adjustments that were previously recorded in accumulated other comprehensive income and is included in other investment income (loss), net on the condensed consolidated statements of operations.

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(4)    U.S. GAAP repurchase agreements interest expense on the condensed consolidated statements of operations includes the following components:

	Three Months Ended			Six Months Ended
$ in thousands	June 30, 2023	March 31, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Interest expense on repurchase agreement borrowings	62,223	54,220	8,257	116,443	11,349
Amortization of net deferred (gain) loss on de-designated interest rate swaps	(3,201)	(4,494)	(4,802)	(7,695)	(9,998)
Repurchase agreements interest expense	59,022	49,726	3,455	108,748	1,351

(5)    Earnings available for distribution per common share is equal to earnings available for distribution divided by the basic weighted average number of common shares outstanding.
The table below shows the components of earnings available for distribution for the following periods:

	Three Months Ended			Six Months Ended
$ in thousands	June 30, 2023	March 31, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Effective net interest income (1)	72,642	69,531	49,864	142,173	90,230
TBA dollar roll income	—	697	11,855	697	25,256
Equity in earnings (losses) of unconsolidated ventures	—	2	(352)	2	(281)
(Increase) decrease in provision for credit losses	(169)	—	—	(169)	—
Total expenses	(5,131)	(5,068)	(7,138)	(10,199)	(14,436)
Subtotal	67,342	65,162	54,229	132,504	100,769
Dividends to preferred stockholders	(5,840)	(5,862)	(8,100)	(11,702)	(16,494)
Earnings available for distribution	61,502	59,300	46,129	120,802	84,275
(1)See below for a reconciliation of net interest income to effective net interest income, a non-GAAP measure.

Effective Interest Expense/Effective Cost of Funds/Effective Net Interest Income/Effective Interest Rate Margin
The Company calculates effective interest expense (and by calculation, effective cost of funds) as U.S. GAAP total interest expense adjusted for contractual net interest income (expense) on its interest rate swaps that is recorded as gain (loss) on derivative instruments, net and the amortization of net deferred gains (losses) on de-designated interest rate swaps that is recorded as repurchase agreements interest expense. The Company views its interest rate swaps as an economic hedge against increases in future market interest rates on its borrowings. The Company adds back the net payments or receipts on its interest rate swap agreements to its total U.S. GAAP interest expense because the Company uses interest rate swaps to add stability to interest expense. The Company excludes the amortization of net deferred gains (losses) on de-designated interest rate swaps from its calculation of effective interest expense because the Company does not consider the amortization a current component of its borrowing costs.
The Company calculates effective net interest income (and by calculation, effective interest rate margin) as U.S. GAAP net interest income adjusted for contractual net interest income (expense) on its interest rate swaps that is recorded as gain (loss) on derivative instruments, net and amortization of net deferred gains (losses) on de-designated interest rate swaps that is recorded as repurchase agreements interest expense.
The Company believes the presentation of effective interest expense, effective cost of funds, effective net interest income and effective interest rate margin measures, when considered together with U.S. GAAP financial measures, provides information that is useful to investors in understanding the Company's borrowing costs and operating performance.

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The following table reconciles total interest expense to effective interest expense and cost of funds to effective cost of funds for the following periods:

	Three Months Ended
	June 30, 2023		March 31, 2023		June 30, 2022
$ in thousands	Reconciliation	Cost of Funds / Effective Cost of Funds	Reconciliation	Cost of Funds / Effective Cost of Funds	Reconciliation	Cost of Funds / Effective Cost of Funds
Total interest expense	59,022	4.93%	49,726	4.20%	3,455	0.34%
Add: Amortization of net deferred gain (loss) on de-designated interest rate swaps	3,201	0.27%	4,494	0.38%	4,802	0.47%
Less: Contractual net interest expense (income) on interest rate swaps recorded as gain (loss) on derivative instruments, net	(63,437)	(5.30)%	(54,464)	(4.60)%	(13,566)	(1.34)%
Effective interest expense	(1,214)	(0.10)%	(244)	(0.02)%	(5,309)	(0.53)%

	Six Months Ended June 30,
	2023		2022
$ in thousands	Reconciliation	Cost of Funds / Effective Cost of Funds	Reconciliation	Cost of Funds / Effective Cost of Funds
Total interest expense	108,748	4.56%	1,351	0.05%
Add: Amortization of net deferred gain (loss) on de-designated interest rate swaps	7,695	0.32%	9,998	0.39%
Less: Contractual net interest expense (income) on interest rate swaps recorded as gain (loss) on derivative instruments, net	(117,901)	(4.95)%	(14,850)	(0.58)%
Effective interest expense	(1,458)	(0.07)%	(3,501)	(0.14)%
The following table reconciles net interest income to effective net interest income and net interest rate margin to effective interest rate margin for the following periods:

	Three Months Ended
	June 30, 2023		March 31, 2023		June 30, 2022
$ in thousands	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin
Net interest income	12,406	0.48%	19,561	1.08%	41,100	3.48%
Less: Amortization of net deferred (gain) loss on de-designated interest rate swaps	(3,201)	(0.27)%	(4,494)	(0.38)%	(4,802)	(0.47)%
Add: Contractual net interest income (expense) on interest rate swaps recorded as gain (loss) on derivative instruments, net	63,437	5.30%	54,464	4.60%	13,566	1.34%
Effective net interest income	72,642	5.51%	69,531	5.30%	49,864	4.35%

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	Six Months Ended June 30,
	2023		2022
$ in thousands	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin
Net interest income	31,967	0.78%	85,378	2.93%
Less: Amortization of net deferred (gain) loss on de-designated interest rate swaps	(7,695)	(0.32)%	(9,998)	(0.39)%
Add: Contractual net interest income (expense) on interest rate swaps recorded as gain (loss) on derivative instruments, net	117,901	4.95%	14,850	0.58%
Effective net interest income	142,173	5.41%	90,230	3.12%
Economic Debt-to-Equity Ratio
The following tables show the allocation of the Company's stockholders' equity to its target assets, the Company's debt-to-equity ratio, and the Company's economic debt-to-equity ratio as of June 30, 2023 and March 31, 2023. The Company's debt-to-equity ratio is calculated in accordance with U.S. GAAP and is the ratio of total debt to total stockholders' equity.
The Company presents an economic debt-to-equity ratio, a non-GAAP financial measure of leverage that considers the impact of the off-balance sheet financing of its investments in TBAs that are accounted for as derivative instruments under U.S. GAAP. The Company includes its TBAs at implied cost basis in its measure of leverage because a forward contract to acquire Agency RMBS in the TBA market carries similar risks to Agency RMBS purchased in the cash market and funded with on-balance sheet liabilities. Similarly, a contract for the forward sale of Agency RMBS has substantially the same effect as selling the underlying Agency RMBS and reducing the Company's on-balance sheet funding commitments. The Company believes that presenting its economic debt-to-equity ratio, when considered together with its U.S. GAAP financial measure of debt-to-equity ratio, provides information that is useful to investors in understanding how management evaluates at-risk leverage and gives investors a comparable statistic to those of other mortgage REITs who also invest in TBAs and present a similar non-GAAP measure of leverage.
As of June 30, 2023

$ in thousands	Agency RMBS	Credit Portfolio (1)	Total
Mortgage-backed securities	5,462,474	44,986	5,507,460
Cash and cash equivalents (2)	209,036	—	209,036
Restricted cash (3)	124,669	—	124,669
Other assets	24,298	766	25,064
Total assets	5,820,477	45,752	5,866,229

Repurchase agreements	4,959,388	—	4,959,388
Derivative liabilities, at fair value (3)	2,635	—	2,635
Other liabilities	61,484	1,838	63,322
Total liabilities	5,023,507	1,838	5,025,345

Total stockholders' equity (allocated)	796,970	43,914	840,884
Debt-to-equity ratio (4)	6.2	—	5.9
Economic debt-to-equity ratio (5)	6.2	—	5.9
(1)Investments in non-Agency CMBS, non-Agency RMBS and an unconsolidated joint venture are included in credit portfolio.
(2)Cash and cash equivalents is allocated based on the Company's financing strategy for each asset class.
(3)Restricted cash and derivative assets and liabilities are allocated based on the hedging strategy for each asset class.
(4)Debt-to-equity ratio is calculated as the ratio of total repurchase agreements to total stockholders' equity.
(5)Economic debt-to-equity ratio is calculated as the ratio of total repurchase agreements and TBAs at implied cost basis to total stockholders' equity. The Company did not have any TBAs outstanding as of June 30, 2023.

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As of March 31, 2023

$ in thousands	Agency RMBS	Credit Portfolio (1)	Total
Mortgage-backed securities	5,402,200	44,943	5,447,143
Cash and cash equivalents (2)	101,834	—	101,834
Restricted cash (3)	127,038	—	127,038
Derivative assets, at fair value (3)	3,416	—	3,416
Other assets	27,183	758	27,941
Total assets	5,661,671	45,701	5,707,372

Repurchase agreements	4,814,700	—	4,814,700
Derivative liabilities, at fair value (3)	12,291	—	12,291
Other liabilities	44,792	1,474	46,266
Total liabilities	4,871,783	1,474	4,873,257

Total stockholders' equity (allocated)	789,888	44,227	834,115
Debt-to-equity ratio (4)	6.1	—	5.8
Economic debt-to-equity ratio (5)	6.1	—	5.8
(1)Investments in non-Agency CMBS, non-Agency RMBS and an unconsolidated joint venture are included in credit portfolio.
(2)Cash and cash equivalents is allocated based on the Company's financing strategy for each asset class.
(3)Restricted cash and derivative assets and liabilities are allocated based on the hedging strategy for each asset class.
(4)Debt-to-equity ratio is calculated as the ratio of total repurchase agreements to total stockholders' equity.
(5)Economic debt-to-equity ratio is calculated as the ratio of total repurchase agreements and TBAs at implied cost basis ($929,000 as of March 31, 2023) to total stockholders' equity.

Average Balances
The table below presents information related to the Company's average earning assets, average earning asset yields, average borrowings and average cost of funds for the following periods:

	Three Months Ended			Six Months Ended
$ in thousands	June 30, 2023	March 31, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Average earning assets (1)	5,285,794	5,245,291	4,663,313	5,265,654	5,827,797
Average earning asset yields (2)	5.41%	5.28%	3.82%	5.34%	2.98%

Average borrowings (3)	4,791,720	4,737,476	4,059,423	4,764,748	5,133,591
Average cost of funds (4)	4.93%	4.20%	0.34%	4.56%	0.05%
(1)Average balances for each period are based on weighted month-end balances.
(2)Average earning asset yields for each period are calculated by dividing interest income, including amortization of premiums and discounts, by average earning assets based on the amortized cost of the investments. All yields are annualized.
(3)Average borrowings for each period are based on weighted month-end balances.
(4)Average cost of funds is calculated by dividing annualized interest expense, including amortization of net deferred gain (loss) on de-designated interest rate swaps, by average borrowings.

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